As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-[______]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

 Pagaya Technologies Ltd.

(Exact Name of Registrant as Specified in its Charter)

State of Israel		98-1704718
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
335 Madison Ave, 16th Floor New York, New York 10017

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Pagaya Technologies Ltd. 2022 Share Incentive Plan

Sub-Plan for Israeli Participants to the

Pagaya Technologies Ltd. 2022 Share Incentive Plan

Pagaya Technologies Ltd. 2023 Employee Stock Purchase Plan

(Full Title of the Plans)
Pagaya US Holding Company LLC 335 Madison Ave, 16th Floor New York, New York 10017 (Name and Address of Agent For Service) (646) 710-7714 (Telephone Number, including area code, of agent for service)

Copies to:
Adam Kaminsky Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450 4000	Aaron M. Lampert Danny Dilbary Goldfarb Gross Seligman & Co. 1 Azrieli Center, Round Building Tel-Aviv 6701101, Israel Tel: 972-3-607-4444	Eric Watson Pagaya Technologies Ltd. 335 Madison Ave, 16th Floor New York, New York 10017 Tel: (646) 710-7714

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION

Pursuant to General Instruction E to Form S-8, Pagaya Technologies Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register (i) 11,466,424 additional Class A ordinary shares, without par value (the “Class A Ordinary Shares”), for issuance under the Registrant’s 2022 Share Incentive Plan and Sub-Plan for Israeli Participants (the “2022 Plan”) and (ii) 738,000 additional Class A Ordinary Shares for issuance under the Registrant’s 2023 Employee Stock Purchase Plan (the “ESPP”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on September 15, 2023 (Registration No. 333-274540) and on Form S-8 filed with the Commission on June 21, 2022 (Registration No. 333-265739).

Each of the 2022 Plan and the ESPP include an annual evergreen provision that provide for automatic annual increases in the number of shares reserved for issuance under the 2022 Plan and the ESPP, respectively (the “Annual Increases”). The Registrant is filing this Registration Statement on Form S-8 to register additional Class A Ordinary Shares as a result of the Annual Increases for (i) the 2022 Plan that occurred on January 1, 2023, January 1, 2024 and January 1, 2025, respectively; and (ii) the ESPP that occurred on January 1, 2025.

In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents are incorporated herein by reference:

(a)       The Registrant’s latest Form 10-K filed with the Commission on March 12, 2025 (the “Form 10-K”) pursuant to Section 13 or 15(d) of the Exchange Act (the “Exchange Act”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed (File No. 001-41430); and

(b)       The description of the Registrant’s Class A Ordinary Shares which is included as Exhibit 4.9 to the Form 10-K, including any amendments or supplements thereto.

In addition, all documents filed subsequent to the Form 10-K by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit
4.1	Third Amended and Restated Articles of Association of Pagaya Technologies Ltd., (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41430), furnished to the SEC on December 12, 2024.
4.2	Specimen Ordinary Share Certificate of Pagaya Technologies Ltd. (incorporated by reference to Exhibit 4.5 of Pagaya Technologies Ltd. Amendment No. 1 to Registration Statement on Form F-4 filed with the SEC on May 9, 2022).
5.1	Opinion of Goldfarb Gross Seligman & Co. with respect to the legality of the Class A Ordinary Shares (filed herewith).
10.1	Pagaya Technologies Ltd. 2022 Share Incentive Plan, incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-8 (File No. 333-265739), furnished to the SEC on June 21, 2022).
10.2	Pagaya Technologies Ltd. 2022 Share Incentive Plan Sub-Plan for Israeli Participants, incorporated by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form F-4 (File No. 333-264168), as amended, filed with the SEC on April 7, 2022.
10.3	Pagaya Technologies Ltd. 2023 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 6-K (File No. 001-41430), furnished to the SEC on September 13, 2023).
23.1	Consent of Ernst & Young Global Limited, Independent Registered Public Accounting Firm of Registrant (filed herewith).
23.2	Consent of Goldfarb Gross Seligman & Co. (included in Exhibit 5.1).
24	Power of Attorney (filed herewith).
107	Filing Fee Table (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”) the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tel Aviv, State of Israel, on March 12, 2025.

PAGAYA TECHNOLOGIES LTD

By:	/s/ Gal Krubiner
	Name:	Gal Krubiner
	Title:	Chief Executive Officer

By:	/s/ Evangelos Perros
	Name:	Evangelos Perros
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gal Krubiner, Evangelos Perros and Eric Watson, and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on this 12th day of March, 2025 in the capacities indicated.

Signature	Title
Chief Executive Officer and Board Member (Principal Executive Officer)
/s/ Gal Krubiner
Gal Krubiner

/s/ Evangelos Perros	Chief Financial Officer (Principal Financial Officer)
Evangelos Perros

/s/ Cory Vieira	Chief Accounting Officer (Principal Accounting Officer)
Cory Vieira

/s/ Avi Zeevi	Chairman
Avi Zeevi

/s/ Asheet Mehta	Board Member
Asheet Mehta

/s/ Alison Davis	Board Member
Alison Davis

/s/ Harvey Golub	Board Member
Harvey Golub

/s/ Avital Pardo	Chief Technology Officer and Board Member
Avital Pardo

/s/ Dan Petrozzo	Board Member
Dan Petrozzo

/s/ Tami Rosen	Chief Development Officer and Board Member
Tami Rosen

/s/ Yahav Yulzari	Chief Business Officer and Board Member
Yahav Yulzari

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant has signed this Registration Statement or amendment thereto on the 12th day of March, 2025.

PAGAYA US HOLDING COMPANY LLC

By:	/s/ Gal Krubiner
Name:	Gal Krubiner
Title:	Authorized Signatory